Exhibit 99.2

Amendment to Second Amended and Restated of By-Laws
Greif, Inc.

ARTICLE XI
Forum for Federal Securities Claims

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI.